Exhibit 21



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                 SUBSIDIARIES OF GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY


                                               JURISDICTION OF INCORPORATION OR
                                                           ORGANIZATION
SUBSIDIARY

Benefits Communication Corporation   (1)                     Delaware
BenefitsCorp Equities, Inc.                                  Delaware
Confed Admin Services, Inc.                                  Delaware
Financial Administrative Services Corporation  (2)           Colorado
First Great-West Life & Annuity Insurance Company            New York
Great-West Benefit Services, Inc.                            Delaware
Great-West Realty Investments, Inc.                          Delaware
Greenwood Property Corporation                               Colorado
GW Capital Management, LLC                                   Colorado
GWL Properties, Inc.                                         Colorado
Maxim Series Fund, Inc.                                      Maryland
One Corporation                                              Colorado
One Health Plan of Arizona, Inc.                             Arizona
One Health Plan of California, Inc.                          California
One Health Plan of Colorado, Inc.                            Colorado
One Health Plan of Florida, Inc.                             Florida
One Health Plan of Georgia, Inc.                             Georgia
One Health Plan of Illinois, Inc.                            Illinois
One Health Plan of Indiana, Inc.                             Indiana
One Health Plan of Massachusetts, Inc.                       Massachusetts
One Health Plan of North Carolina, Inc.                      North Carolina
One Health Plan of Ohio, Inc.                                Ohio
One Health Plan of Oregon, Inc.                              Oregon
One Health Plan of Tennessee, Inc.                           Tennessee
One Health Plan of Texas, Inc.                               Texas
One Health Plan of Washington, Inc.                          Washington
One Orchard Equities, Inc.                                   Colorado
Orchard Capital Management, LLC                              Colorado
Orchard Series Fund                                          Delaware

(1)     Also doing business as Benefits Insurance Services, Inc.
(2) Also doing business as Financial Administrative Services Corporation of Colorado.